UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

NovaCopper Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1950, 777 Dunsmuir Street V
ancouver, British Columbia
Canada, V7Y 1K4
(Address of principal executive offices, including zip code)

(604) 638-8088
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 2.01     Results of Operations and Financial Condition

On January 30, 2014, NovaCopper Inc. (the “Registrant”) issued a press release announcing its financial results for the fiscal year and fourth quarter ended November 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2014, Mr. Walter Segsworth resigned from the board of directors (the “Board”) of the Registrant, effective immediately. The resignation of Mr. Segsworth was as a result of other time commitments and not due to any disagreement with the Registrant.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 30, 2014, the Board announced it has adopted an advance notice policy regarding the nomination of directors (the “Advance Notice Policy”) effective January 29, 2014. The purpose of the Advance Notice Policy is to provide shareholders, directors and management of the Registrant with direction on the procedure for shareholder nomination of directors. The Advance Notice Policy is the framework by which the Registrant seeks to fix a deadline by which registered or beneficial holders of common shares of the Registrant must submit director nominations to the Registrant prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Registrant for the notice to be in proper written form. No person will be eligible for election as a director of the Registrant unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Registrant must be made not less than 30 days and not more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Registrant must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

At the next annual meeting of the Registrant’s shareholders, which is currently scheduled for May 21, 2014 (the “Meeting”), the Registrant intends to seek shareholder ratification of the Advance Notice Policy.

For purposes of the Meeting, in accordance with the terms of the Advance Notice Policy, the Board has determined that notice of nominations of persons for election to the Board at the Meeting must be made by April 21, 2014. Such notice must be in the form, and given in the manner, prescribed by the Advance Notice Policy.

The full text of the Advance Notice Policy is available under the Company's profile on SEDAR at www.sedar.com. and is attached as Exhibit 20.1 hereto.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
20.1	Advance Notice Policy
99.1	NovaCopper Announces Annual and Fourth Quarter Financial Results

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated: January 30, 2014	By:	/s/ Elaine Sanders
Elaine M. Sanders,Chief Financial Officer